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                                                                   EXHIBIT 23.4


                                    CONSENT


We hereby consent to the use of our firm name in SFX Broadcasting, Inc.'s Registration Statement on Form S-3 and in the Prospectus forming a part of such Registration Statement to be filed with the Securities and Exchange Commission on June 23, 1997. In giving this consent, we do not concede that we come within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.


                                            /s/ FISHER WAYLAND COOPER LEADER
                                                      & ZARAGOZA L.L.P.

Dated: June 23, 1997